SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2007

CASH TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-24569	95-4558331
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1434 West 11th Street Los Angeles, California	90015
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (213)745-2000

(Former name or former address, if changed since last report)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

The American Stock Exchange (the “Exchange”) notified Cash Technologies, Inc. (the “Company”) on November 2, 2007 that the Company does not meet certain of the Exchange’s continued listing standards as set forth in part 10 of the AMEX Company Guide (the “Company Guide). Specifically, the Company is not in compliance with Section 1003(a)(i) of the Company Guide with shareholders’ equity of less than $2 million and losses from continuing operations and/or net losses in two out of its three most recent years; Section 1003(a)(ii) of the Company Guide with shareholders’ equity of less than $4 million and losses from continuing operations and/or net losses in three out of its four most recent years; 1003(a)(iii) of the Company Guide for having shareholders' equity of less than $6 million and losses from continuing operations and/or net losses in its five most recent fiscal years; and Section 1003(a)(iv) of the Company Guide in that it has sustained such losses which are so substantial to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether such company will be able to continue operations and/or meet its obligations as they mature; and Section 301 of the Company Guide in that the Company issued or authorized its transfer agent or registrar to issue or register, additional securities of a listed class prior to receiving notification from the Exchange that the securities have been approved for listing. In addition, in accordance with Section 610(b) of the Company Guide, a company that receives an audit opinion that contains a going concern qualification must make a public announcement through the news media disclosing the receipt of such qualified opinion. In its form 10-KSB for the fiscal year ended May 31, 2007 the Company received an audit opinion that contained such a qualification did not issue such a press release in a timely manner.

To maintain its listing, the Company must submit a plan by December 3, 2007 advising the Exchange of actions it has taken, or will take, that would bring the Company into compliance with the continued listing standards above by February 1, 2008. The Exchange will evaluate the plan and make a determination as to whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance with the Continued Listing Standards by February 1, 2008, in which case the plan will be accepted. If the plan is accepted, the Company may be able to continue its listing during the plan period, during which time the Company is required to make progress consistent with the plan and to regain compliance with the listing standards.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CASH TECHNOLOGIES, INC. (Registrant)

By:
Edmund King Chief Financial Officer

Dated: November 8, 2007